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                                                                    EXHIBIT 10.1


                               AMENDMENT NO. 4 TO
                             FLOWSERVE CORPORATION
                           1998 RESTRICTED STOCK PLAN

Effective January 1, 2001, Paragraph (b) of Section 1 Forms of Deferral is hereby amended to read in its entirety:

          (b) An Eligible Participant may defer the receipt of Restricted Shares issuable pursuant to the Plan by filing an appropriate notice with the Secretary of the Company. An election to defer Shares shall be effective upon such acceptance and shall apply only to Shares which either (i) have not yet been granted or awarded or (ii) which vest thereafter, provided, in the case of this clause (ii), such election is made and accepted in conformance with applicable IRS requirements, in the opinion of the Company's tax advisors. This election to defer to Restricted Shares (which shall be called "Deferred Shares" hereafter upon such election) shall remain in effect until terminated or changed as provided in this Plan.

The remainder of the Plan shall remain unchanged and in full force and effect.

                                               FLOWSERVE CORPORATION

                                               By: /s/ Ronald F. Shuff
                                                   -----------------------------
                                                   Ronald F. Shuff
                                                   Vice President, Secretary and
                                                   General Counsel